SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 20, 2006

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)

(770) 829-3700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under this Item 2.03 relates to a credit facility which may give rise to direct financial obligations of Beazer Homes USA, Inc. (the “Company”). On August 22, 2005, the Company entered into a $750 million four-year unsecured revolving credit facility (the “Credit Facility”), as disclosed by the Company on its Form 8-K dated August 22, 2005. The aggregate commitment of the lenders under the Credit Facility could be increased at the request of the Company to a maximum of $1.0 billion at any time within four years of the closing date, so long as no default or event of default had occurred and was continuing, and subject to Agent approval (the “Facility Increase”). The Company exercised its rights under the Facility Increase to request an increase in the aggregate commitments under the Credit Facility, which request was accepted for an increase in the full aggregate amount of $250 million effective June 20, 2006. As a result of this increase, the Credit Facility now provides for borrowings by the Company and the issuance of standby letters of credit for the account of the Company (subject to a sublimit of $350 million) on a revolving basis up to an aggregate of $1.0 billion at any one time outstanding, subject to the terms and conditions set forth in the Credit Facility. No other terms of the Credit Facility were altered by the exercise of the Facility Increase. The terms of the Credit Facility were set forth in the Form 8-K filed by the Company on August 22, 2005 and are incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits

10.1

Credit Agreement dated as of August 22, 2005, among Beazer Homes USA, Inc., as Borrower, the Lenders Parties Thereto, JPMorgan Chase Bank, N.A. as Administrative Agent, BNP Paribas, Guaranty Bank and Wachovia Bank, National Association as Syndication Agents, The Royal Bank of Scotland plc as Documentation Agent, Citicorp North America, Inc., SunTrust Bank and Washington Mutual Bank, FA as Managing Agents, Comerica Bank, PNC Bank, National Association and UBS Loan Finance LLC as Co-Agents and J.P. Morgan Securities Inc. as Lead Arranger and Sole Bookrunner (filed as exhibit 10.1 to Beazer Homes USA, Inc.’s Current Report on Form 8-K dated August 22, 2005 and incorporated by reference herein.)

10.2

First Amendment to Credit Agreement dated as of March 22, 2006, among Beazer Homes USA, Inc., Borrower, the Lenders Parties Thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. (filed as exhibit 10.1 to Beazer Homes USA, Inc.’s Current Report on Form 8-K dated March 28, 2006 and incorporated by reference herein.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: June 20, 2006	By:	/s/ James O’Leary
James O’Leary
Executive Vice President and Chief Financial Officer